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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

Board of Directors
Ecogen Inc.:

     We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.

                                                       /s/ KPMG LLP

Short Hills, New Jersey
October 11, 2000